EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. ·  400 N. Sam Houston Parkway E., Suite 400  ·  Houston, TX  77060-3500  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release                                                                                                                                          12-009

Date:  April 22, 2012                                                                Contact:                  Terrence Jamerson

                                        Director, Finance & Investor Relations

Helix Reports First Quarter 2012 Results

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) reported net income of $65.7 million, or $0.62 per diluted share, for the first quarter of 2012 compared with net income of $25.9 million, or $0.24 per diluted share, for the same period in 2011, and net income of $16.8 million, or $0.16 per diluted share, in the fourth quarter of 2011.

First quarter 2012 results were impacted by $17.1 million of pre-tax charges and expense ($0.10 per share after tax) related to the early extinguishment of a portion of our convertible senior notes and our senior unsecured notes.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “first quarter results reflected the trend of increasing activity and high vessel utilization in our Contracting Services business including a significant improvement in our subsea construction business. Our Contracting Services business was able to post these improved results despite the Q4000 entering her scheduled regulatory dry dock during the month of March. First quarter results also benefited from relatively high premium prices realized on Gulf Coast crude oil sales.”

* * * * *

Summary of Results

(in thousands, except per share amounts and percentages, unaudited)

	Three Months Ended
	March 31,		December 31,
	2012	2011	2011
Revenues	$407,927	$291,607	$396,185

Gross Profit :
Operating	$162,464	$77,422	$139,629
	40%	27%	35%
Oil and Gas Impairments (1)	-	-	(107,525)

Exploration Expense	(754)	(346)	(1,081)
Total	$161,710	$77,076	$31,023

Net Income Applicable to Common Shareholders	$65,727	$25,857	$16,753

Diluted Earnings (Loss) Per Share	$0.62	$0.24	$0.16

Adjusted EBITDAX (2)	$208,641	$149,219	$165,601

Note: Footnotes listed at end of press release.

Segment Information, Operational and Financial Highlights
(in thousands, unaudited)
	Three Months Ended
	March 31,		December 31,
	2012	2011	2011
Revenues:
Contracting Services	$244,544	$131,537	$205,378
Production Facilities	20,022	15,570	19,359
Oil and Gas	178,085	168,859	196,072
Intercompany Eliminations	(34,724)	(24,359)	(24,624)
Total	$407,927	$291,607	$396,185

Income (Loss) from Operations:
Contracting Services	$59,124	$3,266	$25,819
Production Facilities	10,049	5,956	9,545
Oil and Gas	80,035	53,586	93,616
Loss on Oil and Gas DerivativeCommodity Contracts	(2,339)	-	-
Oil and Gas Impairments (1)	-	-	(107,525)
Exploration Expense	(754)	(346)	(1,081)
Corporate	(10,898)	(10,441)	(14,138)
Intercompany Eliminations	(3,020)	90	550
Total	$132,197	$52,111	$6,786
Equity in Earnings of Equity Investments	$407	$5,650	$5,772

Note: Footnotes listed at end of press release.

Contracting Services

o
Subsea Construction revenues increased in the first quarter of 2012 compared to the fourth quarter of 2011 primarily due to increased utilization of the Caesar in the first quarter. On a combined basis, Subsea Construction vessel utilization improved to 94% in the first quarter of 2012 from 87% in the fourth quarter of 2011.

o
Well Intervention revenues increased in the first quarter of 2012 due primarily to realizing revenues deferred in December 2011 for the mobilization of the Well Enhancer to West Africa. Vessel utilization in the North Sea was 93% in the first quarter of 2012 compared to 96% in the fourth quarter of 2011. Vessel utilization in the Gulf of Mexico (Q4000) was 67% in the first quarter of 2012 compared to 100% in the fourth quarter of 2011 due to the vessel entering regulatory dry dock in the first week of March. On a combined basis, vessel utilization decreased to 84% in the first quarter of 2012 compared to 98% in the fourth quarter of 2011.

Production Facilities

o	The Helix Producer I continued its deployment on the Phoenix field throughout the first quarter of 2012.

Oil and Gas

o
Oil and Gas revenues decreased in the first quarter of 2012 compared to the fourth quarter of 2011 due primarily to both slightly lower oil and gas production and lower oil and gas prices. Production in the first quarter of 2012 totaled 2.02 MMboe compared to 2.24 MMboe in the fourth quarter of 2011.

o
The average price realized for oil, including the effects of settled oil hedge contracts, totaled $109.18 per barrel in the first quarter of 2012 compared to $110.75 per barrel in the fourth quarter of 2011. For natural gas and natural gas liquids, including the effect of settled natural gas hedge contracts, we realized $5.82 per thousand cubic feet of gas (Mcf) in the first quarter of 2012 compared to $6.16 per Mcf in the fourth quarter of 2011.

o
Our second quarter oil and gas production has averaged approximately 19.1 thousand barrels of oil equivalent per day (Mboe/d) through April 20, 2012, compared to an average of 22.2 Mboe/d in the first quarter of 2012.

o	We currently have oil and gas hedge contracts in place totaling 3.2 MMBoe (1.8 million barrels of oil and 8.4 Bcf of gas) in 2012 and 3.1 MMBoe (2.1 million barrels of oil and 6.0 Bcf of gas) in 2013.

Other Expenses

o	Selling, general and administrative expenses were 6.3% of revenue in the first quarter of 2012, 7.3% in the fourth quarter of 2011 and 8.6% in the first quarter of 2011.

o
Net interest expense and other increased to $38.8 million in the first quarter of 2012 from $18.8 million in the fourth quarter of 2011, due primarily to premiums paid upon repurchases of senior unsecured notes ($9.5 million) and convertible senior notes ($1.8 million) in the first quarter. In conjunction with these transactions, we also expensed a portion of our previously capitalized deferred financing costs ($2.3 million) and accelerated a portion of our unamortized debt discount ($3.5 million). Total impact of these debt extinguishment transactions was approximately $17.1 million. Net interest expense decreased to $21.8 million in the first quarter of 2012 compared with $22.2 million in the fourth quarter of 2011.

Financial Condition and Liquidity

o
In late March 2012, we funded our new $100 million term loan. Together with $100 million of revolver borrowings, we redeemed $200 million of our 9.5% senior unsecured notes on March 30th. Further, in March we completed a new $200 million, 3.25% convertible senior notes offering using $142 million of the proceeds to repurchase a portion of our existing $300 million, 3.25% convertible senior notes.

o
Consolidated net debt at March 31, 2012 decreased to $560 million from $609 million as of December 31, 2011. Our total liquidity at March 31, 2012 was approximately $1.1 billion, consisting of cash on hand of $620 million and revolver availability of $454 million. Net debt to book capitalization as of March 31, 2012 was 27%. (Net debt to book capitalization is a non-GAAP measure. See reconciliation attached hereto.)

o
We incurred capital expenditures (including capitalized interest) totaling $107 million in the first quarter of 2012, compared to $46 million in the fourth quarter of 2011 and $44 million in the first quarter of 2011. $60 million of first quarter 2012 capital expenditures related to the “Q Plus” new-build well intervention vessel.

Footnotes to “Summary of Results”:
(1)	Fourth quarter 2011 oil and gas impairments of $107.5 million were primarily related to a reduction in carrying value of certain oil and gas properties and increases in asset retirement obligations.
(2)	Non-GAAP measure. See reconciliation attached hereto.

Footnotes to “Segment Information, Operational and Financial Highlights”:
(1)	Fourth quarter 2011 oil and gas impairments of $107.5 million were primarily related to a reduction in carrying value of certain oil and gas properties and increases in asset retirement obligations.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its first quarter 2012 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Daylight Time on Monday, April 23, 2012, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 888-633-8407 for persons in the United States and +1-212-231-2925 for international participants. The passcode is "Tripodo".  A replay of the conference will be available under "Investor Relations" by selecting the "Audio Archives" link from the same page beginning approximately two hours after the completion of the conference call.

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily Adjusted EBITDAX, net debt and net debt to book capitalization.  We calculate Adjusted EBITDAX as earnings before net interest expense, taxes, depreciation and amortization and exploration expense.  Net debt is calculated as the sum of financial debt less cash and equivalents on hand. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt, convertible preferred stock and shareholders’ equity. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company’s operating performance without regard to items which can vary substantially from company to company, and help investors meaningfully compare our results from period to period. Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; employee management issues; uncertainties inherent in the exploration for and development of oil and gas and in estimating reserves; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

			Three Months Ended Mar. 31,
(in thousands, except per share data)			2012	2011
			(unaudited)

Net revenues:
Contracting services			$ 229,842	$ 122,748
Oil and gas			178,085	168,859
			407,927	291,607
Cost of sales:
Contracting services			156,968	106,907
Oil and gas			89,249	107,624
			246,217	214,531

Gross profit			161,710	77,076
Gain (loss) on sale of assets, net			(1,478)	16
Loss on oil and gas derivative commodity contracts			(2,339)	-
Selling, general and administrative expenses			(25,696)	(24,981)
Income from operations			132,197	52,111
Equity in earnings of investments			407	5,650
Net interest expense and other			(38,801)	(21,576)
Income before income taxes			93,803	36,185
Provision for income taxes			27,277	9,550
Net income, including noncontrolling interests			66,526	26,635
Net income applicable to noncontrolling interests			(789)	(768)
Net income applicable to Helix			65,737	25,867
Preferred stock dividends			(10)	(10)
Net income applicable to Helix common shareholders			$ 65,727	$ 25,857

Weighted Avg. Common Shares Outstanding:
Basic			104,530	104,471
Diluted			104,989	104,903

Earnings Per Share of Common Stock:
Basic			$ 0.62	$ 0.24
Diluted			$ 0.62	$ 0.24

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Mar. 31, 2012	Dec. 31, 2011	(in thousands)		Mar. 31, 2012	Dec. 31, 2011
	(unaudited)				(unaudited)
Current Assets:			Current Liabilities:
Cash and equivalents	$ 620,449	$ 546,465	Accounts payable		$ 145,631	$ 147,043
Accounts receivable	261,993	276,156	Accrued liabilities		196,814	239,963
Other current assets	109,669	121,621	Income taxes payable		24,977	1,293
			Current mat of L-T debt (1)		12,997	7,877
Total Current Assets	992,111	944,242	Total Current Liabilities		380,419	396,176

Net Property & Equipment:			Long-term debt (1)		1,167,486	1,147,444
Contracting Services	1,523,367	1,459,665	Deferred income taxes		423,098	417,610
Oil and Gas	838,320	871,662	Asset retirement obligations		146,696	161,208
Equity investments	173,440	175,656	Other long-term liabilities		16,516	9,368
Goodwill	62,667	62,215	Convertible preferred stock (1)		1,000	1,000
Other assets, net	75,038	68,907	Shareholders' equity (1)		1,529,728	1,449,541
Total Assets	$ 3,664,943	$ 3,582,347	Total Liabilities & Equity		$ 3,664,943	$ 3,582,347

(1)	Net debt to book capitalization - 27% at March 31, 2012. Calculated as total debt less cash and equivalents ($560,034)
divided by sum of total net debt, convertible preferred stock and shareholders' equity ($2,090,762).

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three Months Ended March 31, 2012

Earnings Release:

Reconciliation From Net Income to Adjusted EBITDAX:

	1Q12	1Q11	4Q11
	(in thousands)

Net income applicable to common shareholders	$65,727	$25,857	$16,753
Non-cash impairments	-	-	96,477
Loss (gain) on asset sales	1,478	(769)	(4,531)
Preferred stock dividends	10	10	10
Income tax provision (benefit)	27,277	9,550	(34,283)
Net interest expense and other	38,801	22,320	18,771
Unrealized loss on oil and gas derivative commodity contracts	2,339	-	-
Depreciation and amortization	72,255	91,905	71,323
Exploration expense	754	346	1,081

Adjusted EBITDAX	$208,641	$149,219	$165,601

We calculate adjusted EBITDAX as earnings before net interest expense, taxes, depreciation and amortization, and exploration expense. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items which can vary substantially from company to company and help investors meaningfully compare our results from period to period. Adjusted EBITDAX should not be considered in isolation or as a substitute for, but instead is supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions which are excluded.

Helix Energy Solutions Group, Inc.
Reconciliation of Non GAAP Measures
Three Months Ended March 31, 2012

Earnings Release:

Reconciliation of significant items:

1Q12
(in thousands, except earnings per share data)

Debt extinguishment transactions	$17,127
Tax benefit	(5,994)
Debt extinguishment transactions, net:	$11,133

Diluted shares	104,989
Net after income tax effect per share	$0.10